0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation Fourth Quarter and Full Year 2020 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of December 31, 2020, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Financial Results Corporate Actions Recent Developments Fourth Quarter and Full Year 2020 Highlights 1. Net inflows represents gross capital commitments less redemptions. 2. Includes ARCC Part I Fees of $57.3 million and $184.1 million for Q4-20 and FY-20, respectively. 3. Unconsolidated management fees includes $11.7 million and $45.3 million from Consolidated Funds that are eliminated upon consolidation for Q4-20 and FY-20, respectively and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $7.0 million and $19.9 million primarily of transaction-based fees earned from Credit Group funds for Q4-20 and FY-20, respectively. Unconsolidated other fees excludes administrative fees that are netted against the respective expenses and administrative fees attributable to certain joint venture partners. 4. After-tax Realized Income per share of Class A common stock is net of the preferred share dividend. 5. Payable on March 31, 2021 to shareholders of record as of March 17, 2021. 6. Payable on March 31, 2021 to shareholders of record as of March 15, 2021. ∙ Total Assets Under Management ("AUM") of $197.0 billion ∙ Total Fee Paying AUM ("FPAUM") of $126.0 billion ∙ Available Capital of $56.3 billion ∙ AUM Not Yet Paying Fees available for future deployment of $37.1 billion ∙ Raised $12.8 billion and $41.2 billion in gross new capital with net inflows(1) of $12.3 billion and $39.0 billion for Q4-20 and FY-20, respectively ∙ Capital deployment of $9.9 billion and $26.7 billion during Q4-20 and FY-20, respectively, including $7.3 billion and $21.4 billion by our drawdown funds for these periods ∙ Q4-20 and FY-20 GAAP net income attributable to Ares Management Corporation of $79.3 million and $152.1 million, respectively ∙ Q4-20 and FY-20 GAAP basic earnings per share of Class A common stock of $0.48 and $0.89, and diluted earnings per share of Class A common stock of $0.46 and $0.87, respectively ∙ Q4-20 and FY-20 GAAP management fees of $327.5 million and $1,150.6 million, respectively(2) ∙ Q4-20 and FY-20 unconsolidated management and other fees of $342.0 million and $1,206.5 million, respectively(3) ∙ Q4-20 and FY-20 Fee Related Earnings of $127.6 million and $424.5 million, respectively ∙ Q4-20 and FY-20 Realized Income of $186.2 million and $582.0 million, respectively ∙ Q4-20 and FY-20 after-tax Realized Income of $0.54 and $1.86 per share of Class A common stock, respectively(4) ∙ Declared quarterly dividend of $0.47 per share of Class A common stock(5) ∙ Declared quarterly dividend of $0.4375 per share of Series A preferred stock(6) ∙ On December 18, 2020, a subsidiary of Ares completed an acquisition of all outstanding common shares of F&G Reinsurance Ltd (“F&G Re”), a reinsurance company. F&G Re was renamed as Aspida Life Re Ltd and its AUM and financial results are presented within Strategic Initiatives. ∙ On February 4, 2021, Ares Acquisition Corporation (NYSE: AAC), Ares’ first sponsored SPAC, consummated its initial public offering. The initial public offering generated gross proceeds of $1.0 billion, which includes the partial exercise of the underwriters’ option to purchase additional shares at the initial public offering price to cover over-allotments. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar are converted at the prevailing quarter-end exchange rate. $ in billions Q4 2020 FY 2020 Full Year Commentary Credit Group European Direct Lending $4.3 $14.5 Equity commitments to various funds including $11.1 billion for the fifth flagship European direct lending fund ARCC and affiliates 0.6 4.0 Primarily additional debt commitments to ARCC and affiliates Alternative Credit 2.6 5.4 New and additional equity commitments to various funds including new equity commitments of $2.7 billion for the first flagship alternative credit fund CLOs 1.2 2.2 Closed four new U.S. CLOs and one new European CLO Other Credit Funds 3.1 6.0 Additional equity and debt commitments to various funds, including new equity commitments of $1.9 billion for our second junior capital private direct lending fund Total Credit Group $11.8 $32.1 Private Equity Group Corporate Private Equity $0.4 $4.0 Additional equity commitments bringing total commitments to $4.1 billion for the sixth flagship corporate private equity fund Infrastructure and Power 0.2 0.4 New equity commitments Special Opportunities — 1.8 New equity commitments bringing total commitments to $3.5 billion for Ares Special Opportunities Fund, L.P. (“ASOF”) Total Private Equity Group $0.6 $6.2 Real Estate Group U.S. Equity $0.2 $0.9 Additional equity commitments U.S. Debt 0.2 1.1 New and additional equity and debt commitments to various funds European Equity — 0.7 New equity commitments Total Real Estate Group $0.4 $2.7 Strategic Initiatives Asian Secured Lending $— $0.2 Additional equity commitments Total Strategic Initiatives $— $0.2 Total $12.8 $41.2 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

5 $71.9 $81.3 $88.0 $17.0 $17.7 $21.2 $8.0 $9.4 $10.2$4.3 $6.6 $96.9 $112.7 $126.0 Q4-19 Q3-20 Q4-20 Assets Under Management 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAM”). AUM as of December 31, 2020 was $197.0 billion, an increase of 32.3% from prior year(1) ∙ The increase of $48.1 billion was driven by capital raising across all of our segments, including our fifth flagship European direct lending fund, closings for our sixth flagship corporate private equity fund and ASOF, all strategies in our Real Estate Group and by the acquisitions of Crestline Denali Capital LLC (“Crestline Denali”) in syndicated loans, SSG Capital Holdings Limited (“SSG”) and F&G Re in Strategic Initiatives FPAUM as of December 31, 2020 was $126.0 billion, an increase of 30.0% from prior year ∙ The increase of $29.1 billion was primarily attributable to deployment of capital in funds across U.S. and European direct lending and alternative credit strategies, new commitments to the syndicated loans strategy and Real Estate equity strategies, and the acquisitions of Crestline Denali, SSG and F&G Re AUM FPAUM $110.5 $131.2 $145.5 $25.2 $26.7 $27.4 $13.2 $14.4 $14.8$6.9 $9.3 $148.9 $179.2 $197.0 Q4-19 Q3-20 Q4-20 Credit Private Equity Real Estate Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

6 35% 4% 10% 28% 10% 10% 3% 49% 35% 6% 7% 2% 1% Management Fees by Duration and Fund Type 77% 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 2. CLOs are a type of closed end vehicle. For the year ended December 31, 2020: ∙ 77% of management fees were earned from funds with three or more years remaining in duration ∙ 90% of management fees were earned from permanent capital, closed end funds and CLOs Duration Fund Type 90% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer than 3 years Differentiated Managed Accounts(1) Managed Accounts Closed End Funds Permanent Capital CLOs (2) Managed Accounts Open End Funds Other

7 15% 11% 16% 24% 11% 17% 6% 12% 10% 21% 24% 13% 15% 5% AUM and FPAUM by Duration As of December 31, 2020, approximately 67% of AUM and 66% of FPAUM had a duration longer than 3 years ∙ Initial duration exceeded 7 years for approximately 74% of AUM based on each fund's first close Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Differentiated Managed Accounts(1) Managed Accounts 67% 66% 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. FPAUMAUM $197.0 billion $126.0 billion

Available Capital and AUM Not Yet Paying Fees

Available Capital as of December 31, 2020 was $56.3 billion, an increase of 62.7% from prior year

- The increase of $21.7 billion was driven primarily by fundraising in U.S. and European direct lending, including closings for our fifth flagship European direct lending fund, alternative credit and corporate private equity funds, including closings for our sixth flagship corporate private equity fund, and the acquisition of SSG in Strategic Initiatives

AUM Not Yet Paying Fees as of December 31, 2020 was $40.0 billion, an increase of 47.6% from prior year

- The increase of $12.9 billion was driven primarily by new commitments in European Direct Lending, including closings for our fifth flagship European direct lending fund, in US Direct Lending, including new commitments in our second junior capital private direct lending fund, in alternative credit, including new commitments in first flagship alternative credit fund, in the Private Equity Group, including new commitments for the final closing of ASOF, and the acquisition of SSG in Strategic Initiatives

Available Capital



($ in billions)
$34.6
$5.3
$5.3
$24.0
Q4-19
$52.5
$3.7
$6.0
$8.3
$34.5
Q3-20
$56.3
$3.4
$5.0
$7.8
$40.1
Q4-20

AUM Not Yet Paying Fees



($ in billions)
$27.1
$2.6
$2.5
$22.0
Q4-19
$39.3
$2.3
$2.4
$6.2
$28.4
Q3-20
$40.0
$2.2
$1.7
$2.7
$33.4
Q4-20

Credit | Private Equity | Real Estate | Strategic Initiatives

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AUM Not Yet Paying Fees

As of December 31, 2020, AUM Not Yet Paying Fees of $40.0 billion could generate approximately $428.3 million in potential incremental annual management fees, of which $400.9 million relates to the $37.1 billion of AUM available for future deployment[1]

- The $37.1 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $16.3 billion in the European direct lending funds, $10.7 billion in the U.S. direct lending funds, $5.0 billion in alternative credit funds, $2.1 billion from Ares SSG funds in Strategic Initiatives and $1.8 billion in the special opportunities funds in the Private Equity Group

AUM Not Yet Paying Fees

($ in billions)



$0.4
$2.5
$40.0
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down

$37.1 billion of AUM Not Yet Paying Fees was available for future deployment

AUM Not Yet Paying Fees Available for Future Deployment

($ in billions)



$2.0
$1.0
$2.0
$37.1
$32.1
Credit
Private Equity
Real Estate
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2020 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $428.3 million and $400.9 million includes approximately $10.0 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at December 31, 2020. Note that no potential ARCC Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2020, capital available for deployment for follow-on investments could generate approximately $27.4 million in potential management fees. There is no assurance such capital will be invested.

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10 Q4-19 Q3-20 Q4-20 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Estate Strategic Initiatives(3) Total Incentive Generating AUM $24.6 $6.3 $3.4 $— $34.3 + Uninvested IEAUM 33.0 8.7 4.0 0.8 46.5 + IEAUM below hurdle 9.0 9.0 2.2 0.2 20.4 ‘+ ARCC Part II Fees below Hurdle(2) 15.8 — — — 15.8 Incentive Eligible AUM $82.4 $24.0 $9.6 $1.0 $117.0 Credit Private Equity Real Estate Strategic Initiatives(3) 1. Incentive Generating AUM includes $24.6 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. 3. Includes only Ares SSG funds with fund closings subsequent to our acquisition. Incentive Eligible AUM Incentive Eligible AUM as of December 31, 2020 was $117.0 billion, an increase of 33.9% from prior year ∙ The increase of $29.6 billion was primarily driven by capital raising across the following strategies: U.S. and European direct lending, and alternative credit within the Credit Group; and corporate private equity and special opportunities within our Private Equity Group Incentive Generating AUM(1) as of December 31, 2020 was $34.3 billion, a decrease of 16.7% from prior year ∙ The decrease was primarily driven by decreases in asset values of certain funds that resulted in returns decreasing below hurdle rates as of December 31, 2020 Of the $70.5 billion of Incentive Eligible AUM that is currently invested, 48.7% is Incentive Generating AUM ∙ Excluding the Incentive Eligible AUM associated with ARCC Part II Fees(2) that are based on capital gains from the largely debt oriented ARCC portfolio, 62.7% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q4-20 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 $9.6 $1.0 $82.4 $1.0 $24.0 $9.3 $23.2 $72.1 $57.7 $21.3 $8.4 $87.4 $105.6 $117.0

Capital Deployment[1]

Total Gross Invested Capital for the year ended December 31, 2020 was $26.7 billion compared to $27.4 billion for the year ended December 31, 2019

- Of the total amount, $21.4 billion was related to deployment by our drawdown funds compared to $21.5 billion for the same period in 2019

Total Gross Invested Capital during Q4-20 was $9.9 billion compared to $5.1 billion during Q4-19

- Of the total amount, $7.3 billion was related to deployment by our drawdown funds compared to $4.0 billion for the same period in 2019
- Of our drawdown funds, the most active investment strategies were European direct lending, alternative credit, real estate debt and corporate private equity

Q4-20 Capital Deployment Breakdown

($ in billions)



$0.4
$1.2
$1.8
$9.9
$6.5
Credit
Private Equity
Real Estate
Strategic Initiatives

Q4-20 Capital Deployment by Type

($ in billions)



$2.6
$9.9
$7.3
Drawdown Funds
Non-drawdown Funds(2)

Capital Deployment in Drawdown Funds

($ in billions)



$21.5
$2.5
$4.6
$14.4
$21.4
$0.8
$2.3
$5.4
$12.9
FY-19
FY-20
Credit
Private Equity
Real Estate
Strategic Initiatives

1. Capital deployment figures exclude deployment from permanent capital vehicles.
2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

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GAAP Statements of Operations

$ in thousands, except share data	Three months ended December 31, 2020	2019	Year ended December 31, 2020	2019
Revenues				
Management fees (includes ARCC Part I Fees of $57,269, $184,141 and $48,060, $164,396 for the three months and year ended December 31, 2020 and 2019, respectively)	$327,458	$265,321	$1,150,608	$979,417
Carried interest allocation	264,228	118,064	505,608	621,872
Incentive fees	33,626	40,450	37,902	69,197
Principal investment income	20,222	10,563	28,552	56,555
Administrative, transaction and other fees	12,479	2,531	41,376	38,397
Total revenues	658,013	436,929	1,764,046	1,765,438
Expenses				
Compensation and benefits	207,770	168,120	767,252	653,352
Performance related compensation	212,551	108,757	404,116	497,181
General, administrative and other expenses	68,646	74,231	258,999	270,219
Expenses of Consolidated Funds	3,413	11,180	20,119	42,045
Total expenses	492,380	362,288	1,450,486	1,462,797
Other income (expense)				
Net realized and unrealized gains (losses) on investments	1,343	4,035	(9,008)	9,554
Interest and dividend income	2,959	1,980	8,071	7,506
Interest expense	(6,705)	(3,598)	(24,908)	(19,671)
Other income (expense), net	1,443	(6,270)	11,291	(7,840)
Net realized and unrealized gains (losses) on investments of Consolidated Funds	56,404	11,880	(96,864)	15,136
Interest and other income of Consolidated Funds	117,532	92,287	463,652	395,599
Interest expense of Consolidated Funds	(63,456)	(73,694)	(286,316)	(277,745)
Total other income	109,520	26,620	65,918	122,539
Income before taxes	275,153	101,261	379,478	425,180
Income tax expense	32,874	16,786	54,993	52,376
Net income	242,279	84,475	324,485	372,804
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	66,678	(2,174)	28,085	39,704
Net income attributable to Ares Operating Group entities	175,601	86,649	296,400	333,100
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	31	—	(976)	—
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	96,308	48,184	145,234	184,216
Net income attributable to Ares Management Corporation	79,262	38,465	152,142	148,884
Less: Series A Preferred Stock dividends paid	5,425	5,425	21,700	21,700
Net income attributable to Ares Management Corporation Class A common stockholders	$73,837	$33,040	$130,442	$127,184
Net income per share of Class A common stock:				
Basic	$0.48	$0.27	$0.89	$1.11
Diluted	$0.46	$0.25	$0.87	$1.06
Weighted-average shares of Class A common stock:				
Basic	144,592,791	114,943,915	135,065,436	107,914,953
Diluted	160,695,723	130,178,066	149,508,498	119,877,429

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RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended December 31, 2020	2019	% Change	Year ended December 31, 2020	2019	% Change
Management fees[1]	$334,984	$273,261	23%	$1,186,565	$1,012,530	17%
Other fees	7,027	5,049	39	19,948	18,078	10
Compensation and benefits expenses	(167,641)	(136,960)	(22)	(609,966)	(528,207)	(15)
General, administrative and other expenses	(46,812)	(52,659)	11	(172,097)	(178,742)	4
Fee Related Earnings	**127,558**	**88,691**	**44**	**424,450**	**323,659**	**31**
Realized net performance income	64,463	76,743	(16)	131,548	112,136	17
Realized net investment income (loss)	(5,866)	40,702	NM	25,958	67,691	(62)
Realized Income	**186,155**	**206,136**	**(10)**	**581,956**	**503,486**	**16**
After-tax Realized Income, net of Series A Preferred Stock dividends[2]	**$160,915**	**$180,084**	**(11)**	**$519,028**	**$436,666**	**19**
After-tax Realized Income per share of Class A common stock, net of Series A Preferred Stock dividends[3]	**$0.54**	**$0.67**	**(19)**	**$1.86**	**$1.67**	**11**

Other Data						
Total Fee Revenue[4]	**$406,474**	**$355,053**	**14%**	**$1,338,061**	**$1,142,744**	**17%**
Effective management fee rate[5]	**1.12%**	**1.12%**	**—%**	**1.09%**	**1.10%**	**(1)%**

1. Includes ARCC Part I Fees of $57.3 million and $48.1 million for Q4-20 and Q4-19, respectively, and $184.1 million and $164.4 million for FY-20 and FY-19 respectively.
2. For Q4-20, Q4-19, and FY-20, FY-19, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $7.8 million, $13.9 million, and $20.3 million, $21.0 million, respectively and (ii) FRE of $12.1 million, $6.7 million and $20.9 million, $24.2 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $4.9 million, $5.7 million and $10.7 million, $10.4 million, respectively, and (b) corporate level tax expense of $7.2 million, $1.0 million, and $10.2 million, $13.8 million, respectively.
3. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 37 for additional details.
4. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income.
5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

	Three months ended December 31,		Year ended December 31,	
$ in thousands	2020	2019	2020	2019
Realized Income and Fee Related Earnings:				
Income before taxes	**$275,153**	**$101,261**	**$379,478**	**$425,180**
Adjustments:				
Amortization of intangibles[(1)]	9,231	407	21,195	23,460
Depreciation expense	5,234	4,586	19,467	17,142
Equity compensation expense[(2)]	31,410	23,717	122,986	97,691
Acquisition and merger-related expense	1,379	5,509	11,194	16,266
Deferred placement fees	652	6,987	19,329	24,306
Other (income) expense, net[(3)]	689	—	10,207	(460)
Net expense (income) of non-controlling interests in consolidated subsidiaries	(11,864)	343	3,817	2,951
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(66,649)	2,004	(28,203)	(39,174)
Unconsolidated performance (income) loss-unrealized	(70,312)	123,269	7,554	(303,142)
Unconsolidated performance related compensation - unrealized	49,458	(105,137)	(11,552)	206,799
Unconsolidated net investment (income) loss-realized	(38,226)	43,190	26,484	32,467
Realized Income	**186,155**	**206,136**	**581,956**	**503,486**
Unconsolidated performance income-realized	(227,556)	(290,637)	(547,216)	(402,518)
Unconsolidated performance related compensation - realized	163,093	213,894	415,668	290,382
Unconsolidated investment (income) loss-realized	5,866	(40,702)	(25,958)	(67,691)
Fee Related Earnings	**$127,558**	**$88,691**	**$424,450**	**$323,659**

Note: This table is a reconciliation of income before provision for income taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. FY-19 includes a $20.0 million non-cash impairment charge on certain intangible assets.
2. For Q4-20, Q4-19, and FY-20, FY-19, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $8.9 million, $7.1 million and $33.9 million, $37.0 million, respectively; (ii) annual bonus awards of $9.2 million, $6.8 million and $39.1 million, $27.7 million, respectively; and (iii) annual discretionary awards of $13.3 million, $9.8 million and $50.0 million, $33.0 million, respectively.
3. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

	Three months ended December 31,		Year ended December 31,	
$ in thousands	2020	2019	2020	2019
Performance income and net investment income reconciliation:				
Carried interest allocation	$264,228	$118,064	$505,608	$621,872
Incentive fees	33,626	40,450	37,902	69,197
Carried interest allocation and incentive fees	**297,854**	**158,514**	**543,510**	**691,069**
Performance income- realized earned from Consolidated Funds	211	8667	141	13,851
Performance income (loss) reclass[1]	(62)	187	(3,726)	740
Unconsolidated performance (income) loss - unrealized	(70,312)	123,269	7,554	(303,142)
Performance income - realized of non-controlling interests in consolidated subsidiaries	(135)	—	(263)	—
Performance income - realized	**$227,556**	**$290,637**	**$547,216**	**$402,518**
Total consolidated other income	**$109,520**	**$26,620**	**$65,918**	**$122,539**
Net investment income from Consolidated Funds	(94,288)	(27,897)	(85,047)	(130,396)
Performance (income) loss reclass[1]	62	(187)	3,726	(740)
Principal investment income (loss)	28,995	(1,016)	4,044	44,320
Other expense (income), net[2]	374	—	10,277	(460)
Other expense (income) of non-controlling interests in consolidated subsidiaries	(12,303)	(8)	556	(39)
Investment loss (income) - unrealized	(36,052)	37,957	40,405	24,542
Interest and other investment loss (income) - unrealized	(2,174)	5,233	(13,921)	7,925
Total realized net investment income (loss)	**$(5,866)**	**$40,702**	**$25,958**	**$67,691**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations.
2. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized.

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Credit Group[1]

- Management and other fees increased by 18% for both Q4-20 and FY-20, compared to Q4-19 and FY-19, primarily driven by deployment in funds in the U.S. and European direct lending strategies and an increase in ARCC Part I Fees
- Fee Related Earnings increased by 21% for both Q4-20 and FY-20, compared to Q4-19 and FY-19, primarily driven by higher management fees
- Realized Income increased by 14% for both Q4-20 and FY-20, compared to Q4-19 and FY-19, primarily driven by increases in Fee Related Earnings

Financial Summary and Highlights[1]

$ in thousands	Q4-20	Q4-19	% Change	FY-20	FY-19	% Change
Management and other fees[2]	$241,129	$205,038	18%	$859,782	$730,977	18%
Fee Related Earnings	**146,409**	**121,031**	**21**	**501,373**	**414,212**	**21**
Realized net performance income	28,084	26,737	5	32,027	42,801	(25)
Realized net investment income (loss)	(649)	4,836	NM	5,283	14,630	(64)
Realized Income	**$173,844**	**$152,604**	**14**	**$538,683**	**$471,643**	**14**
AUM ($ in billions)	**$145.5**	**$110.5**	**32%**			
FPAUM ($ in billions)	**$88.0**	**$71.9**	**22%**			

21%
FY-20 increase in Fee Related Earnings

32%
FY-20 increase in AUM

European Direct Lending
2.6% / 6.2%[3]

High Yield
6.2% / 6.7%[4]

Syndicated Loans
3.6% / 3.6%[4]

Q4-20 / FY-20 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~290 investment professionals, ~200 active funds, ~1,900 portfolio companies and ~760 alternative credit investments as of December 31, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Includes ARCC Part I Fees of $57.3 million and $48.1 million for Q4-20 and Q4-19, respectively, and $184.1 million and $164.4 million for FY-20 and FY-19, respectively. The $10 million quarterly ARCC-ACAS transaction fee waiver was effective through Q3-19. Fees have increased in subsequent periods due to the expiration of the fee waiver.
3. The net returns for European direct lending was 1.9% and 4.0% for Q4-20 and FY-20, respectively. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 2.5% and 1.8% for Q4-20 and 8.8% and 5.9% for FY-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
4. Net performance returns: 3.5% and 3.0% for U.S. syndicated loan funds for Q4-20 and FY-20 and 6.0% and 6.2% for U.S. high yield funds for Q4-20 and FY-20. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Private Equity Group[(1)]

- Management and other fees increased by 14% and 5% for Q4-20 and FY-20, respectively, compared to Q4-19 and FY-19, primarily due to deployment in ASOF and to the sixth flagship corporate private equity fund, which began paying fees in Q4-20
- Fee Related Earnings decreased by 14% and 5% for Q4-20 and FY-20, respectively, compared to Q4-19 and FY-19, primarily driven by higher compensation and benefits
- Realized Income decreased by 58% for Q4-20 compared to Q4-19 primarily driven by higher realization activity from ACOF III in Q4-19. Realized Income was flat for FY-20 compared to FY-19 primarily due to increased realization activity that was offset by decreased net investment income in ACOF III and ACOF IV in FY-20

Financial Summary and Highlights[(1)]

$ in thousands	Q4-20	Q4-19	% Change	FY-20	FY-19	% Change
Management and other fees	$60,990	$53,534	14%	$221,338	$211,776	5%
Fee Related Earnings	**27,745**	**32,391**	**(14)**	**109,064**	**114,419**	**(5)**
Realized net performance income	23,210	40,390	(43)	76,730	52,889	45
Realized net investment income (loss)	(5,223)	35,435	NM	26,901	45,256	(41)
Realized Income	**$45,732**	**$108,216**	**(58)**	**$212,695**	**$212,564**	**0**
AUM ($ in billions)	**$27.4**	**$25.2**	**9%**			
FPAUM ($ in billions)[(3)]	**$21.2**	**$17.0**	**25%**			

45%
FY-20 increase in realized net performance income

9%
FY-20 increase in AUM

8.5% / 9.3%
Q4-20 / FY-20 gross returns in Corporate Private Equity portfolio[(2)]

Note: Past performance is not indicative of future results. The Private Equity Group had ~110 investment professionals, ~40 portfolio companies, ~50 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of December 31, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, if applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net asset-level return for corporate private equity portfolio was 7.5% for Q4-20 and 6.0% for FY-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
3. Effective January 1, 2021, ACOF V's management fee rate and basis stepped down as a result of the initiation of management fees on its successor fund during Q4-20.

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Real Estate Group[1]

- Management and other fees increased by 34% and 12% for Q4-20 and FY-20, respectively, compared to Q4-19 and FY-19, primarily driven by management fees generated with the launch of our third U.S. opportunistic real estate equity fund and the launch of our third European value add real estate equity fund. Q4-20 included $1.5 million in catch-up fees from the third U.S. opportunistic real estate equity fund
- Fee Related Earnings increased by 177% and 31% for Q4-20 and FY-20, respectively, compared to Q4-19 and FY-19, primarily driven by higher management fees
- Realized Income increased by 57% and 12% for Q4-20 and FY-20, respectively, compared to Q4-19 and FY-19, primarily driven by higher monetization activity in European equity funds in Q4-20

Financial Summary and Highlights[1]

$ in thousands	Q4-20	Q4-19	% Change	FY-20	FY-19	% Change
Management and other fees	$26,479	$19,738	34%	$98,654	$87,855	12%
Fee Related Earnings	**8,568**	**3,096**	**177**	**33,399**	**25,482**	**31**
Realized net performance income	13,169	9,616	37	22,791	16,446	39
Realized net investment income (loss)	(47)	1,112	NM	2,002	9,829	(80)
Realized Income	**$21,690**	**$13,824**	**57**	**$58,192**	**$51,757**	**12**
AUM ($ in billions)	**$14.8**	**$13.2**	**12%**			
FPAUM ($ in billions)	**$10.2**	**$8.0**	**29%**			

31%
FY-20 increase in Fee Related Earnings

29%
FY-20 increase in FPAUM

U.S. Equity
9.2% / 15.0%

European Equity
4.5% / 1.8%

Q4-20 / FY-20 gross returns[2]

Note: Past performance is not indicative of future results. The Real Estate Group had ~80 investment professionals, ~210 properties and ~40 active funds and related co-investment vehicles as of December 31, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 6.2% and 3.8% for Q4-20 and 10.4% and (0.9)% for FY-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 4.3% and 3.6% for Q4-20 and 4.3% and 0.8% for FY-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Realized Income per Share Data

$ in thousands, except share data	Three months ended December 31, 2020	Three months ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2019
After-tax Realized Income, net of Series A Preferred Stock dividends				
Realized Income before taxes	$186,155	$206,136	$581,956	$503,486
Entity level foreign, state and local taxes	(4,919)	(5,720)	(10,724)	(10,436)
Series A Preferred Stock dividends[1]	(5,425)	(5,425)	(21,700)	(21,700)
Realized Income, net of Series A Preferred Stock dividends	**175,811**	**194,991**	**549,532**	**471,350**
Income taxes[2]	(14,896)	(14,907)	(30,504)	(34,684)
After-tax Realized Income, net of Series A Preferred Stock dividends	**$160,915**	**$180,084**	**$519,028**	**$436,666**
After-tax Realized Income per share[3]	**$0.59**	**$0.73**	**$1.96**	**$1.83**

After-tax Realized Income per share of Class A common stock				
Realized Income, net of Series A Preferred Stock dividends	$175,811	$194,991	$549,532	$471,350
x Average ownership % of Ares Operating Group	55.84%	49.63%	54.11%	48.34%
Realized Income attributable to Class A common stockholders	**98,173**	**96,766**	**297,339**	**227,861**
Income taxes[2]	(14,896)	(14,907)	(30,504)	(34,684)
After-tax Realized Income attributable to Class A common stockholders	**$83,277**	**$81,859**	**$266,835**	**$193,177**
After-tax Realized Income per share of Class A common stock[4]	**$0.54**	**$0.67**	**$1.86**	**$1.67**

1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of December 31, 2020.
2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for Q4-20, Q4-19 and FY-20, FY-19, of $14.7 million, $(4.0) million and $15.2 million, $7.8 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 23.7% statutory tax rate. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q4-20, Q4-19 and FY-20, FY-19, these differences created tax benefits that totaled $12.5 million, $13.5 million and $71.0 million, $38.1 million respectively, and reduced our tax rate on FRE from 23.7% to 13.9%, 8.9% and 7.0%, 12.1%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI.
3. Weighted average shares used for RI for Q4-20 and Q4-19 were 275,056,863 and 246,855,777, respectively includes the sum of shares of Class A common stock, Ares Operating Group Units that are exchangeable for shares of Class A common stock on a one-for-one basis and the dilutive effects of Ares' equity-based awards. Please refer to slide 37 in this presentation for further information.
4. Calculation of after-tax Realized Income per share of Class A common stock uses the total average shares of Class A common stock outstanding and the proportional dilutive effects of Ares' equity-based awards. See slide 37 for additional details.

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20 44% 35% 21% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income ∙ As of December 31, 2020, our balance sheet included $539.8 million in cash and cash equivalents and $643.0 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility ∙ As of December 31, 2020, the fair value of our corporate investment portfolio was $536.9 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $865.4 million(1) ∙ As of December 31, 2020, gross accrued performance income reported on a GAAP basis was $1,177.8 million. On an unconsolidated basis, our gross accrued performance income was $1,178.0 million ∙ As of December 31, 2020, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $364.5 million and $364.7 million, respectively Balance Sheet 1. Unconsolidated investments includes $328.5 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP, net of investments that are attributable to non- controlling interests. Investments that are attributable to non-controlling interests represent the $38.1 million of CLO investments that are attributable to the Class B Membership Interests and $14.7 million of investments in Strategic Initiatives. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,145.9 million. 2. Includes net accrued performance income of $16.2 million of incentive fees attributable to the Credit Group that were realized in 2019 but for which the cash receipt did not occur until 2020. 3. As of December 31, 2020 and 2019, unconsolidated net performance income receivable was $364.7 million and $348.2 million, respectively. Unconsolidated net performance income receivable as of December 31, 2020 and 2019 included $0.2 million and $1.2 million, respectively, of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP. FY 2020 36% 41% 23% FY 2019(2) Credit Private Equity Real Estate $347.0 million $364.5 million Net Accrued Performance Income by Group(3)

21 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Executive Vice President and Global Head of Government Affairs of News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael McFerran Chief Operating Officer and Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Bank of Montreal James Fotheringham (212) 885-4180 Barclays Jeremy Campbell (212) 526-9750 Credit Suisse Craig Siegenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Securities Christopher Harris (212) 214-5009 Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mayer Principal Tel: (212) 808-1150 vmendiola@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Securities Listing NYSE: ARES NYSE: ARES.PRA

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix 5

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
	Three Months Ended December 31, 2020					
Management fees (Credit Group includes ARCC Part I Fees of $57,269)	$234,542	$60,954	$26,221	$13,267	$–	$334,984
Other fees	6,587	36	258	146	–	7,027
Compensation and benefits	(82,349)	(27,183)	(14,845)	(2,201)	(41,063)	(167,641)
General, administrative and other expenses	(12,371)	(6,062)	(3,066)	(1,412)	(23,901)	(46,812)
Fee related earnings	**146,409**	**27,745**	**8,568**	**9,800**	**(64,964)**	**127,558**
Performance income—realized	76,223	116,166	35,167	–	–	227,556
Performance related compensation—realized	(48,139)	(92,956)	(21,998)	–	–	(163,093)
Realized net performance income	**28,084**	**23,210**	**13,169**	**–**	**–**	**64,463**
Investment income (loss)—realized	(1,466)	(6,766)	406	13	–	(7,813)
Interest and other investment income (expense) —realized	3,148	3,623	1,032	1,000	(151)	8,652
Interest expense	(2,331)	(2,080)	(1,485)	(736)	(73)	(6,705)
Realized net investment income (loss)	**(649)**	**(5,223)**	**(47)**	**277**	**(224)**	**(5,866)**
Realized income	**$173,844**	**$45,732**	**$21,690**	**$10,077**	**$(65,188)**	**$186,155**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
	Three Months Ended December 31, 2019					
Management fees (Credit Group includes ARCC Part I Fees of $48,060)	$200,093	$53,513	$19,655	$–	$–	$273,261
Other fees	4,945	21	83	–	–	5,049
Compensation and benefits	(68,579)	(16,546)	(13,389)	–	(38,446)	(136,960)
General, administrative and other expenses	(15,428)	(4,597)	(3,253)	–	(29,381)	(52,659)
Fee related earnings	**121,031**	**32,391**	**3,096**	**–**	**(67,827)**	**88,691**
Performance income—realized	65,521	201,947	23,169	–	–	290,637
Performance related compensation—realized	(38,784)	(161,557)	(13,553)	–	–	(213,894)
Realized net performance income	**26,737**	**40,390**	**9,616**	**–**	**–**	**76,743**
Investment income—realized	1,795	35,683	979	–	–	38,457
Interest and other investment income (expense) —realized	4,170	999	821	–	(147)	5,843
Interest expense	(1,129)	(1,247)	(688)	–	(534)	(3,598)
Realized net investment income (loss)	**4,836**	**35,435**	**1,112**	**–**	**(681)**	**40,702**
Realized income	**$152,604**	**$108,216**	**$13,824**	**$–**	**$(68,508)**	**$206,136**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.

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Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
	Year Ended December 31, 2020					
Management fees (Credit Group includes ARCC Part I Fees of $184,141)	$841,138	$221,160	$97,680	$26,587	$—	$1,186,565
Other fees	18,644	178	974	152	—	19,948
Compensation and benefits	(304,412)	(90,129)	(53,004)	(6,442)	(155,979)	(609,966)
General, administrative and other expenses	(53,997)	(22,145)	(12,251)	(2,926)	(80,778)	(172,097)
Fee related earnings	**501,373**	**109,064**	**33,399**	**17,371**	**(236,757)**	**424,450**
Performance income—realized	92,308	392,635	62,273	—	—	547,216
Performance related compensation—realized	(60,281)	(315,905)	(39,482)	—	—	(415,668)
Realized net performance income	**32,027**	**76,730**	**22,791**	**—**	**—**	**131,548**
Investment income (loss)—realized	(2,309)	29,100	3,146	13	(5,698)	24,252
Interest and other investment income (expense) —realized	16,314	5,987	4,056	996	(739)	26,614
Interest expense	(8,722)	(8,186)	(5,200)	(1,465)	(1,335)	(24,908)
Realized net investment income (loss)	**5,283**	**26,901**	**2,002**	**(456)**	**(7,772)**	**25,958**
Realized income	**$538,683**	**$212,695**	**$58,192**	**$16,915**	**$(244,529)**	**$581,956**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
	Year Ended December 31, 2019					
Management fees (Credit Group includes ARCC Part I Fees of $164,396)	$713,853	$211,614	$87,063	$—	$—	$1,012,530
Other fees	17,124	162	792	—	—	18,078
Compensation and benefits	(261,662)	(78,259)	(49,124)	—	(139,162)	(528,207)
General, administrative and other expenses	(55,103)	(19,098)	(13,249)	—	(91,292)	(178,742)
Fee related earnings	**414,212**	**114,419**	**25,482**	**—**	**(230,454)**	**323,659**
Performance income—realized	104,442	264,439	33,637	—	—	402,518
Performance related compensation—realized	(61,641)	(211,550)	(17,191)	—	—	(290,382)
Realized net performance income	**42,801**	**52,889**	**16,446**	**—**	**—**	**112,136**
Investment income—realized	2,457	47,696	8,020	—	—	58,173
Interest and other investment income (expense) —realized	18,670	5,046	5,633	—	(160)	29,189
Interest expense	(6,497)	(7,486)	(3,824)	—	(1,864)	(19,671)
Realized net investment income (loss)	**14,630**	**45,256**	**9,829**	**—**	**(2,024)**	**67,691**
Realized income	**$471,643**	**$212,564**	**$51,757**	**$—**	**$(232,478)**	**$503,486**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.

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AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q4-20 AUM Rollforward					
Q3-20 Ending Balance	**$131,228**	**$26,690**	**$14,379**	**$6,940**	**$179,237**
Acquisitions	—	—	—	2,243	2,243
Net new par/equity commitments	9,976	596	271	15	10,858
Net new debt commitments	1,822	—	150	—	1,972
Capital reductions	(80)	(3)	(150)	—	(233)
Distributions	(579)	(1,118)	(218)	(84)	(1,999)
Redemptions	(584)	—	—	—	(584)
Change in fund value	3,689	1,274	376	147	5,486
Q4-20 Ending Balance	**$145,472**	**$27,439**	**$14,808**	**$9,261**	**$196,980**
QoQ change	**$14,244**	**$749**	**$429**	**$2,321**	**$17,743**

$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
FY-20 AUM Rollforward					
Q4-19 Ending Balance	**$110,543**	**$25,166**	**$13,207**	**$—**	**$148,916**
Acquisitions	2,693	—	—	9,114	11,807
Net new par/equity commitments	24,233	6,189	2,263	205	32,890
Net new debt commitments	7,527	—	437	—	7,964
Capital reductions	(431)	(136)	(372)	—	(939)
Distributions	(2,485)	(4,410)	(1,212)	(207)	(8,314)
Redemptions	(2,176)	(5)	—	—	(2,181)
Change in fund value	5,568	635	485	149	6,837
Q4-20 Ending Balance	**$145,472**	**$27,439**	**$14,808**	**$9,261**	**$196,980**
YoY change	**$34,929**	**$2,273**	**$1,601**	**$9,261**	**$48,064**

Credit

- AUM increased by 31.6% from Q4-19, primarily driven by new commitments to U.S. and European direct lending, including closings for our fifth flagship European direct lending fund, to syndicated loans, including the acquisition of Crestline Denali in Q1-20, and to alternative credit strategies

Private Equity

- AUM increased by 9.0% from Q4-19, primarily driven by new commitments in the corporate private equity and special opportunities strategies

Real Estate

- AUM increased by 12.1% from Q4-19, driven by new commitments across funds in the debt, U.S. equity and European equity strategies

Strategic Initiatives

- AUM increased from Q4-19, driven by the acquisition of SSG during Q3-20 and the acquisition of F&G Re in Q4-20

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FPAUM Rollforward

Q4-20 FPAUM Rollforward					
$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q3-20 Ending Balance	**$81,305**	**$17,719**	**$9,433**	**$4,289**	**$112,746**
Acquisitions	—	—	—	2,243	2,243
Commitments	2,387	4,028	194	—	6,609
Subscriptions/deployment/increase in leverage	3,916	253	615	439	5,223
Capital reductions	(141)	—	(2)	(3)	(146)
Distributions	(790)	(394)	(128)	(299)	(1,611)
Redemptions	(522)	—	—	—	(522)
Change in fund value	1,862	3	167	—	2,032
Change in fee basis	—	(437)	(27)	(73)	(537)
Q4-20 Ending Balance	**$88,017**	**$21,172**	**$10,252**	**$6,596**	**$126,037**
QoQ change	**$6,712**	**$3,453**	**$819**	**$2,307**	**$13,291**

FY-20 FPAUM Rollforward					
$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q4-19 Ending Balance	**$71,880**	**$17,040**	**$7,963**	**$—**	**$96,883**
Acquisitions	2,596	—	—	6,426	9,022
Commitments	5,230	4,238	1,735	—	11,203
Subscriptions/deployment/increase in leverage	13,609	1,585	1,222	716	17,132
Capital reductions	(1,660)	—	(51)	(25)	(1,736)
Distributions	(3,657)	(1,196)	(520)	(472)	(5,845)
Redemptions	(2,128)	—	—	—	(2,128)
Change in fund value	2,187	(36)	327	—	2,478
Change in fee basis	(40)	(459)	(424)	(49)	(972)
Q4-20 Ending Balance	**$88,017**	**$21,172**	**$10,252**	**$6,596**	**$126,037**
YoY change	**$16,137**	**$4,132**	**$2,289**	**$6,596**	**$29,154**

Credit
- FPAUM increased by 22.4% from Q4-19, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital, new commitments and the acquisition of Crestline Denali in Q1-20 to the syndicated loans strategy

Private Equity[1]
- FPAUM increased by 24.2% from Q4-19, primarily driven by deployment across funds in the special opportunities strategy and by the commencement of fees for the sixth flagship corporate private equity fund in Q4-20

Real Estate
- FPAUM increased by 28.7% from Q4-19, driven by new commitments to the U.S. and European equity strategy and deployment in debt funds

Strategic Initiatives
- FPAUM increased from Q4-19, driven by the acquisition of SSG during Q3-20 and the acquisition of F&G Re in Q4-20

1. Effective January 1, 2021, ACOF V's management fee rate and basis stepped down as a result of the initiation of management fees on its successor fund during Q4-20.

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AUM and FPAUM by Strategy

$ in billions	AUM	% AUM	FPAUM	% FPAUM
	As of December 31, 2020			
Credit				
Syndicated Loans	$28.0	19%	$27.1	31%
High Yield	2.8	2	2.9	3
Multi-Asset Credit	3.0	2	2.5	3
Alternative Credit	12.9	9	6.3	7
U.S. Direct Lending[(1)]	56.5	39	32.3	37
European Direct Lending	42.3	29	16.9	19
Credit	**$145.5**	**100%**	**$88.0**	**100%**
Private Equity				
Corporate Private Equity				
ACOF V	$7.6	28%	$7.6	36%
ACOF IV	4.0	15	1.4	7
Sixth Flagship Corporate Private Equity Fund	4.2	15	3.8	18
Other Corporate Private Equity	2.4	9	2.0	10
Infrastructure and Power				
EIF I-IV and Co-investment Vehicles	2.6	9	3.0	14
EIF V	0.9	3	0.7	3
Special Opportunities				
ASOF	4.1	15	1.8	8
Other Special Opportunities	1.6	6	0.9	4
Private Equity	**$27.4**	**100%**	**$21.2**	**100%**
Real Estate				
U.S. Equity	$4.4	30%	$3.6	35%
European Equity	4.8	32	4.1	40
Debt	5.6	38	2.5	25
Real Estate	**$14.8**	**100%**	**$10.2**	**100%**
Strategic Initiatives				
Asian Special Situations	$5.1	55%	$3.6	54%
Asian Secured Lending	1.9	20	0.7	11
Insurance	2.3	25	2.3	35
Strategic Initiatives	**$9.3**	**100%**	**$6.6**	**100%**
Total	**$197.0**		**$126.0**	

1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $19.1 billion, $5.3 billion and $3.8 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC-registered investment adviser, manages 21 funds and serves as the sub-manager or sub-adviser for 2 other funds as of December 31, 2020. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners.

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Balance Sheet Investments by Strategy[1]

$ in millions	December 31, 2020	December 31, 2019
Credit		
Syndicated Loans[2]	**$107.7**	**$104.7**
Multi-Asset Credit	6.6	3.9
Alternative Credit	23.0	21.0
U.S. Direct Lending	53.5	61.3
European Direct Lending	35.7	32.8
Credit	**$226.5**	**$223.7**
Private Equity		
ACOF IV	$27.8	$40.5
ACOF Asia	27.0	56.9
AEVF	25.3	29.2
Other Corporate Private Equity	15.0	34.7
Infrastructure and Power	36.6	43.8
Special Opportunities	48.3	60.5
Private Equity	**$180.0**	**$265.6**
Real Estate		
U.S. Equity	$83.1	$85.8
European Equity	14.1	15.5
Debt	63.7	42.9
Real Estate	**$160.9**	**$144.2**
Strategic Initiatives		
Ares SSG[3]	$60.9	$–
Insurance[4]	209.7	25.6
Other Strategic Initiatives	24.8	16.3
Strategic Initiatives	**$295.4**	**$41.9**
Operations Management Group	**$2.6**	**$35.2**
Total	**$865.4**	**$710.6**

1. As of December 31, 2020, the fair value of our corporate investment portfolio was $536.9 million in accordance with GAAP. Difference between GAAP and unconsolidated investments represents $328.5 million of investments in Consolidated Funds that are eliminated upon consolidation, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests represent the $38.1 million of CLO investments that are attributable to the Class B Membership Interests and $14.7 million of investments in Strategic Initiatives. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,145.9 million.
2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs.
3. Includes Ares' proportional interest in legacy investments acquired in connection with the acquisition of SSG.
4. Represents Ares' interest in a subsidiary that acquired the outstanding common shares of F&G Re.

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Significant Fund Performance Metrics

The following table presents the performance data for the significant funds in the Credit Group that are not drawdown funds:

($ in millions)	Year of Inception	AUM	Current Quarter Gross	Current Quarter Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[2] Gross	Since Inception[2] Net	Primary Investment Strategy
			As of December 31, 2020 — Returns(%)[1]						
ARCC[3]	2004	$19,114	N/A	5.5	N/A	8.0	N/A	11.5	U.S. Direct Lending
ASIF[4]	2018	1,070	3.3	3.1	3.6	3.0	3.1	2.4	Alternative Credit

The following table presents the performance data for our significant drawdown funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	MOIC Gross[7]	MOIC Net[8]	IRR(%) Gross[9]	IRR(%) Net[10]	Primary Investment Strategy
			As of December 31, 2020									
Credit												
Funds Harvesting Investments												
ACE III[11]	2015	$5,297	$2,822	$2,642	$720	$2,700	$3,420	1.4x	1.3x	11.5	8.1	European Direct Lending
Funds Deploying Capital												
PCS	2017	$3,877	$3,365	$2,381	$344	$2,529	$2,873	1.2x	1.2x	12.8	9.0	U.S Direct Lending
ACE IV Unlevered[12]	2018	10,991	2,851	2,143	134	2,190	2,324	1.1x	1.1x	8.4	5.8	European Direct Lending
ACE IV Levered[12]			4,819	3,545	308	3,715	4,023	1.2x	1.1x	12.5	8.8	
SDL Unlevered	2018	5,094	922	539	92	483	575	1.1x	1.1x	9.5	6.8	U.S Direct Lending
SDL Levered			2,045	1,196	284	1,057	1,341	1.2x	1.1x	18.0	12.6	

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods. Please see significant fund performance endnotes on slide 31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of December 31, 2020												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
USPF IV	2010	$1,168	$1,688	$2,121	$1,403	$1,147	$2,550	1.2x	1.1x	4.9	1.0	Infrastructure and Power
ACOF IV	2012	4,009	4,700	4,251	6,176	3,301	9,477	2.2x	1.9x	20.8	14.6	Corporate Private Equity
Funds Deploying Capital												
ACOF V	2017	$7,566	$7,850	$6,793	$671	$6,504	$7,175	1.1x	1.0x	2.8	(1.1)	Corporate Private Equity
AEOF	2018	682	1,120	965	58	536	594	0.6x	0.5x	(27.2)	(37.7)	Corporate Private Equity
ASOF	2019	4,085	3,518	2,447	898	2,181	3,079	1.4x	1.3x	71.5	53.5	Special Opportunities
Real Estate												
Funds Deploying Capital												
EF V[7]	2018	$2,120	$1,968	$986	$52	$1,052	$1,104	1.1x	1.0x	12.1	0.8	European Real Estate Equity
Third U.S. opportunistic real estate equity fund	2019	1,372	1,189	128	—	121	121	0.9x	0.8x	N/A	N/A	U.S. Real Estate Equity
Strategic Initiatives												
Funds Deploying Capital												
SSG Fund IV	2016	$1,325	$1,181	$1,287	$759	$670	$1,429	1.2x	1.1x	14.4	8.1	Asian Special Situations
SSG Fund V	2018	1,960	1,878	802	187	697	884	1.2x	1.1x	N/A	N/A	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods. Please see significant fund performance endnotes on slides 32-33 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

30

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31 Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. ASIF is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 3.1% / 2.9%, 2.0% / 1.5%, 1.4% / 0.7% respectively. 5. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.6% and 9.0%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 10.7% and 7.4%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.2x and 1.0x, respectively. The gross and net IRR for ACE IV (G) Levered are 14.4% and 10.0%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes

32 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.1x for ACOF IV, 1.1x for ACOF V and 0.6x for AEOF. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. In the prior quarter, the gross MoIC for the special situations funds was calculated using the same method as is currently used for the corporate private equity and infrastructure and power funds. Using that method, the gross MoIC for ASOF is 1.3x. 4. The net MoIC for USPF IV and ASOF is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 20.7% for ACOF IV, 3.1% for ACOF V and (27.1)% for AEOF. For the special opportunities funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. In the prior quarter, the gross IRR for the special situations funds was calculated using the same method as is currently used for the corporate private equity and infrastructure and power funds. Using that method, the gross IRR for ASOF is 51.3%. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

33 Real Estate 1. Realized value includes distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. dollar denominated parallel fund are 1.1x and 1.0x, respectively. The gross and net IRRs for the U.S. dollar denominated parallel fund are 12.1% and 2.4%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross IRR would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Significant Fund Performance Metrics Endnotes (cont’d)

Supplemental Performance Metrics

The following table presents the performance data for commingled funds that were previously reported as significant funds in prior years:

As of December 31, 2020													
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Credit												
ACE II[7]	2013	$645	$1,216	$983	$939	$274	$1,213	1.6x	1.4x	11.3	8.1	European Direct Lending
Private Equity												
USPF III	2007	$301	$1,350	$1,808	$2,163	$296	$2,459	1.4x	1.3x	6.4	3.5	Infrastructure and Power
EIF V	2015	945	801	1,071	727	745	1,472	1.4x	1.4x	18.2	12.5	Infrastructure and Power
ACOF III	2008	504	3,510	3,922	10,281	232	10,513	2.7x	2.3x	28.8	20.4	Corporate Private Equity
SSF IV	2015	1,500	1,515	3,494	2,414	1,295	3,709	1.1x	1.1x	3.9	2.3	Special Opportunities
Real Estate												
US VII	2007	$14	$756	$774	$1,429	$3	$1,432	1.8x	1.6x	19.2	13.4	U.S. Real Estate Equity
US VIII	2013	471	824	826	905	427	1,332	1.6x	1.4x	18.1	13.6	U.S. Real Estate Equity
US IX	2017	1,107	1,040	876	108	967	1,075	1.2x	1.1x	13.6	10.3	U.S. Real Estate Equity
EF III[7]	2008	13	1,375	1,327	1,678	2	1,680	1.3x	1.2x	6.9	3.2	European Real Estate Equity
EF IV[8]	2014	712	1,299	1,256	1,308	603	1,911	1.5x	1.3x	16.3	11.1	European Real Estate Equity
EPEP II[9]	2015	479	747	708	538	444	982	1.4x	1.3x	18.4	15.1	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2020 unless otherwise noted. Please see supplemental performance metric endnotes on slides 35-36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

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35 Supplemental Performance Metrics Endnotes Credit 1. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.3% and 7.4%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.7x for ACOF III. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. In the prior quarter, the gross MoIC for the special situations funds was calculated using the same method as is currently used for the corporate private equity and infrastructure and power funds. Using that method, the gross MoIC for SSF IV is 1.1x. 4. The net MoIC for USPF III, EIF V and SSF IV is calculated at the fund-level. The net MoIC for ACOF III is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

36 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.8% for ACOF III. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. In the prior quarter, the gross IRR for the special situations funds was calculated using the same method as is currently used for the corporate private equity and infrastructure and power funds. Using that method, the gross IRR for SSF IV is 4.1%. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF III is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.1x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 6.5% and 2.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. The Realised Proceeds from the Euro denominated parellel fund are converted at the prevailing exchange rate at the time of fund's closing. All other values for our third flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.5x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.0% and 11.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fourth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 18.2% and 14.9%, respectively. The gross and net MoIC for the euro currency investors are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

Weighted Average Shares

	Q4-20		Q4-19	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A common stock	144,592,791	144,592,791	114,943,915	114,943,915
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	114,361,140	—	116,677,711	—
Dilutive effect of unvested restricted common units[2]	11,069,244	6,180,767	9,931,985	4,928,847
Dilutive effect of unexercised options[2]	5,033,688	2,810,675	5,302,166	2,631,253
Total Weighted Average Shares Used For Realized Income[4]	**275,056,863**	**153,584,233**	**246,855,777**	**122,504,015**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (55.84% and 49.63% as of December 31, 2020 and 2019, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

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38 RI and Other Measures – Financial Data(1) Year ended December 31, $ in thousands 2020 2019 2018 Credit Group(2) $841,138 $713,853 $564,899 Private Equity Group 221,160 211,614 198,182 Real Estate Group 97,680 87,063 73,663 Strategic Initiatives 26,587 — — Management fees 1,186,565 1,012,530 836,744 Other fees 19,948 18,078 24,288 Compensation and benefits expenses (609,966) (528,207) (456,255) General, administrative and other expense (172,097) (178,742) (149,465) Fee Related Earnings 424,450 323,659 255,312 Realized net performance income 131,548 112,136 105,610 Realized net investment income 25,958 67,691 34,474 Realized Income $581,956 $503,486 $395,396 Other Data Total Fee Revenue(3) $1,338,061 $1,142,744 $966,642 Management fees as % of total fees 89% 89% 87% Fee Related Earnings as % of Realized Income 73% 64% 65% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $184.1 million, $164.4 million and $128.8 million for the years ended December 31, 2020, 2019 and 2018, respectively. 3. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income.

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

	Year ended December 31,		
$ in thousands	2020	2019	2018
Realized Income and Fee Related Earnings:			
Income before taxes	**$379,478**	**$425,180**	**$184,341**
Adjustments:			
Amortization of intangibles[1]	21,195	23,460	9,032
Depreciation expense	19,467	17,142	16,055
Equity compensation expense	122,986	97,691	89,724
Acquisition and merger-related expense	11,194	16,266	2,936
Deferred placement fees	19,329	24,306	20,343
Other (income) expense, net[2]	10,207	(460)	13,489
Net expense of non-controlling interests in consolidated subsidiaries	3,817	2,951	3,343
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(28,203)	(39,174)	(20,643)
Unconsolidated performance (income) loss-unrealized	7,554	(303,142)	247,212
Unconsolidated performance related compensation - unrealized	(11,552)	206,799	(221,343)
Unconsolidated net investment loss-unrealized	26,484	32,467	50,907
Realized Income	**581,956**	**503,486**	**395,396**
Unconsolidated performance income-realized	(547,216)	(402,518)	(357,207)
Unconsolidated performance related compensation - realized	415,668	290,382	251,597
Unconsolidated investment income-realized	(25,958)	(67,691)	(34,474)
Fee Related Earnings	**$424,450**	**$323,659**	**$255,312**

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI and FRE on unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments because such reconciliation would exclude the Operations Management Group.

1. FY-19 includes a $20.0 million non-cash impairment charge on certain intangible assets.
2. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized. FY-18 includes an $11.8 million payment to ARCC for rent and utilities for the first quarter of 2018 and the years ended 2017, 2016, 2015 and 2014.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Year ended December 31, 2020	2019	2018
Performance income and net investment income reconciliation:			
Carried interest allocation	$505,608	$621,872	$42,410
Incentive fees	37,902	69,197	63,380
Carried interest allocation and incentive fees	**543,510**	**691,069**	**105,790**
Performance income - realized earned from Consolidated Funds	141	13,851	4,000
Performance income (loss) reclass(1)	(3,726)	740	205
Unconsolidated performance (income) loss-unrealized	7,554	(303,142)	247,212
Performance income - realized of non-controlling interests in consolidated subsidiaries	(263)	—	—
Performance income realized	**547,216**	**402,518**	**357,207**
Total consolidated other income	**65,918**	**122,539**	**96,242**
Net investment income from Consolidated Funds	(85,047)	(130,396)	(115,151)
Performance (income) loss reclass(1)	3,726	(740)	(205)
Principal investment income	4,044	44,320	1,047
Other (income) expense, net(2)	10,277	(460)	1,653
Other (income) expense of non-controlling interests in consolidated subsidiaries	556	(39)	(19)
Investment loss - unrealized	40,405	24,542	50,809
Interest and other investment (income) loss - unrealized	(13,921)	7,925	98
Total realized net investment income	**$25,958**	**$67,691**	**$34,474**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gains (losses) on investments in Ares' Consolidated Statements of Operations.
2. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized.

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ARES

41 Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”). Such fees from ARCC are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings L.P., Ares Offshore Holdings L.P. and Ares Investments L.P. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUM” refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value ("NAV") of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as "shadow AUM") refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Class B Membership Interests Class B Membership Interests refers to the interests that were retained by the former owners of Crestline Denali Capital LLC and represent the financial interests in the subordinated notes of the related CLOs. Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For our funds that are CLOs, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

42 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” refers to the AUM of our funds from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds that are currently generating performance income on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser.

43 Glossary (cont’d) Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Permanent Capital Permanent Capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of ARCC, Ares Commercial Real Estate Corporation (“ACRE”) and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”). Such funds may be required, or elect, to return all or a portion of capital gains and investment income. In addition, permanent capital includes certain insurance related assets that are owned or related to Aspida Life Re Ltd ("Aspida"). Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (a) operating results of our Consolidated Funds, (b) depreciation and amortization expense, (c) the effects of changes arising from corporate actions, (d) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income.